UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2006

ROYAL FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

_____________________________

Delaware (State or other jurisdiction of incorporation)	000-51123 (Commission file number)	20-1636029 (I.R.S. employer identification no.)
9226 South Commercial Avenue Chicago, IL (Address of principal executive offices)		60017 (Zip Code)

Registrant’s telephone number, including area code: (773) 768-4800

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 20, 2006, Royal Financial, Inc. (the “Company”) announced that its Board of Directors approved a new stock repurchase program, authorizing the purchase by the Company of up to an additional 5% of its currently outstanding shares of common stock, from time to time, in open market or privately negotiated transactions. Shares repurchased, if any, would be available for issuance under the Company’s stock option plan and management recognition and retention plan, and for other general corporate purposes.

The Company’s Board of Directors had previously approved a stock repurchase program to purchase up to 5% of the Company’s common stock, which was complete on June 23, 2006. The Company purchased a total of 132,250 shares pursuant to this program.

Attached as Exhibit 99.1 is a copy of the press release relating to the Company’s announcement, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated September 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL FINANCIAL, INC. (Registrant)
Date: September 20, 2006	By:	/s/ Donald A. Moll
Name:	Donald A. Moll
Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
99.1	Press Release dated September 20, 2006.